                                                                     Exhibit 5.1

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 Park Avenue
                            New York, New York 10022

                                                  March 19, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                      Re:  FalconStor Software, Inc.
                           Registration Statement on Form S-8
Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-8 dated
March 19, 2003 (the  "Registration  Statement"),  filed with the  Securities and
Exchange Commission by FalconStor  Software,  Inc., a Delaware  corporation (the
"Company").   The  Registration  Statement  relates  to  2,350,000  shares  (the
"Shares") of common stock, par value $.001 per share (the "Common  Stock").  The
Shares will be issued and sold by the Company in  accordance  with the Company's
2000 Stock Option Plan (the "Plan") and 1994 Outside Directors Stock Option Plan
(the "Directors Plan").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders of the Company, the Plan and such other documents,  instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

March 19, 2003

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the Plan and the Directors Plan will be duly and validly  issued,  fully paid and non-assessable.

            We advise  you that  Steven  Wolosky,  a member  of our Firm,  holds
67,674 shares of Common Stock.

                                  Very truly yours,

                                  /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG
                                        & WOLOSKY LLP